Exhibit 10.4

LIMITED GUARANTY

This GUARANTY is made as of the 29th day of March, 2018, by New England Realty Associates Limited Partnership,  a Massachusetts limited partnership with an address c/o The Hamilton Company, 39 Brighton Avenue, Boston, Massachusetts  02134  (the "Guarantor"), for the purpose of inducing Brookline Bank,  having an address of 131 Clarendon Street, Boston, Massachusetts  02116  (the “Lender”), to make a loan in the amount of Twenty-One Million Five Thousand ($21,500,000.00) Dollars (the “Loan”) to Hamilton Highlands, LLC, a Massachusetts limited liability company, of 39 Brighton Avenue, Boston, Massachusetts  02134 (the “Borrower”).  The Loan will be evidenced by an amended and restated note of the Borrower (the “Note”)  and by a Loan Agreement, as amended, by and between the Lender and Webster Green Apartments, LLC (“Webster”), as assumed by Borrower and will be secured by a Mortgage, Security Agreement and Assignment of Leases and Rents (the “Mortgage”) of certain real property known as 757 Highland Avenue, Needham, Norfolk County, Massachusetts, which is more particularly described in the Mortgage (the "Mortgaged Premises").  The Note, Loan Agreement, Mortgage and all other instruments, whether now existing or hereafter arising, executed in connection with the Loan or any extension or modification thereof or submitted to the Lender are collectively referred to herein as the "Loan Documents."

In consideration of the foregoing, Guarantor agrees as follows:

1.   Guaranty.   Guarantor unconditionally guarantees to the Lender (all of the matters hereby guaranteed being hereafter referred to for convenience as the "Obligations"):

(a)  The full and prompt payment when due of twenty-five percent (25%) of the amount due to the Lender under the Loan Documents, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter;

(b)  The full and prompt payment when due of any and all costs of collection relating to the Loan and this Guaranty;

(c)  the prompt and full payment of all losses, damages and costs (including Lender’s reasonable attorney’s fees) sustained by the Lender as a result of the occurrence of any one or more of the events set forth in clauses (i) - (ix) of this Section 1(c) with respect to the Loan and/or the Mortgaged Premises

(i)   Guarantor and/or Borrower denying the Lender possession of the Mortgaged Premises after default under the Loan Documents beyond applicable grace, notice and cure periods;

(ii) The voluntary bankruptcy of the Borrower, or the involuntary bankruptcy of the Borrower not dismissed within ninety (90) days of its filing;

(iii) Fraud which induces the making of the Loan to the Borrower to the extent that it adversely affects in any material respect the value of the collateral given as security for the Note or the ability of the Borrower to repay the Note;

(iv) The generation, release, storage or disposal of oil, hazardous waste, asbestos or hazardous materials at, on or from the Mortgaged Premises in violation of applicable law or any past, present or future violation of any applicable federal or state law, code, regulation or statute relating to such generation, release, storage and/or disposal at, on or from the Mortgaged Premises;

(v)  Failure to pay real estate taxes or maintain fire and casualty insurance with rent loss coverage as provided in the Mortgage prior to the Lender taking possession of the Mortgaged Premises as mortgagee in possession or while Borrower controls the Mortgaged Premises;

(vi)  The misapplication of security deposits or of any funds held in trust, or of insurance proceeds;

(vii)  The commission of or the continued existence of waste with respect to the Mortgaged Premises;

(viii) The misapplication or misappropriation of tax reserve amounts, tenant improvement reserve accounts, prepaid rents or other similar sums paid to or held by the Borrower or any other person or entity in connection with the operation of the Mortgaged Premises; and/or

(ix) The failure to apply any rent or income from the Mortgaged Premises regardless of its source first to the payment of principal, interest, real estate taxes and other charges when due under the Loan Documents or to the payment of operating expenses or capital expenditures benefiting the Mortgaged Premises or to distributions in the ordinary course of business prior to the occurrence of any Event of Default set forth in the Mortgage

Guarantor’s liability hereunder is direct and unconditional and may be enforced after nonpayment or non-performance by the Borrower, (which nonpayment or nonperformance continues after the expiration of applicable notice and grace periods), of any of the Obligations without requiring Lender to resort to any other person or entity (including, without limitation, the Borrower) or any other right, remedy or collateral.

2.   Rights of the Lender.  Guarantor authorizes the Lender, with the assent of Borrower, to alter at any time, in the Lender’s discretion, any of the terms of the Obligations, to take and to hold any security for the Obligations and to accept additional or substituted security, to subordinate, compromise or release any security, to release the Borrower from its liability for all or any part of  the Obligations, to release any Guarantor hereunder or to substitute or add one or more guarantors or endorsers hereunder, and to assign this Guaranty in whole or in part.  The Lender may take any and all of the foregoing actions upon such terms and conditions as the Lender may elect, without giving notice to any Guarantor or obtaining the consent of any Guarantor and without affecting the liability of any Guarantor to the Lender.

3.   Joint, Several and Independent Liability.  The obligations of Guarantor under this Guaranty are joint and several and independent of the obligations of the Borrower.  The Lender may release or settle with the Borrower or any Guarantor at any time without affecting the continuing liability of any Guarantor.  The Lender may proceed against any Guarantor under this Guaranty without first proceeding against the Borrower, against any other Guarantor or any other person or any security held by the Lender and without pursuing any other remedy.  Lender’s rights under this Guaranty will not be altered or exhausted by any action by Lender until all of the Obligations have been paid, performed and satisfied in full.

4.   Waiver of Indulgence.  Guarantor waives notice of acceptance of this Guaranty and all presentment, demand, protest, notice of protest and notices of default or dishonor of any note or other obligation guaranteed hereby and all other suretyship defenses generally.  No extension of time or other indulgence or release of liability or collateral granted by the Lender to the Borrower or to any other guarantor will release or affect the obligations of any Guarantor hereunder and no act, omission or delay on the part of the Lender in exercising any rights hereunder or in taking any action to collect or enforce payment or performance of any of the Obligations shall be a waiver of any such right or release or affect the Obligations.  This Guaranty shall not be impaired by any bankruptcy, insolvency, arrangement, assignment for the benefit of creditors, reorganization or other debtor relief proceedings under any federal or state law, whether now existing or hereafter enacted, with respect to the Borrower or any Guarantor or if for any other reason the Borrower or any other Guarantor has no legal obligation to discharge any of the obligations.

5.   Subordination of Rights.  Guarantor covenants and agrees that any indebtedness of the Borrower to the Guarantor, whether arising from payments made by Guarantor pursuant to this Guaranty or otherwise, is hereby subordinated to the Obligations and that after any default under the Note or any of the other Loan Documents, the Guarantor shall hold any funds received from Borrower in trust for the Lender to satisfy the Obligations. This subordination of the indebtedness and other obligations shall continue until all of the Obligations have been paid, performed and satisfied in full.  Nothing in this Section shall prevent any Guarantor from enforcing and collecting any obligation owed to such Guarantor by the Borrower prior to a default under the Note or under any of the other Loan Documents or after the Obligations have been paid, performed and satisfied in full.

6.   Financial Statements and Tax Returns.   Guarantor shall furnish the Lender annually by May 1st of each year for as long as any sums are owed to the Lender on account of the Note or other obligations, Guarantor’s financial statement on forms prescribed by the Lender and a complete copy of Guarantor’s federal income tax return for the most recent year. If such tax return is filed on extension, then Guarantor shall provide the Lender with a copy thereof within fifteen (15) days of its filing.

7.   Minimum Net Worth.  For as long as any sums are owed to Lender on account of the Note or other obligations, Guarantor shall maintain (a) a minimum net worth of at least Seven Million Fie Hundred Thousand and 00/100 Dollars ($7,500,000.00), and (b) liquid assets (consisting of cash or cash equivalents, bonds, certificates of deposit, mutual funds, marketable stocks and other marketable securities), and reoccurring cash flow distributions from Guarantor’s ownership in real estate investments, which shall not be subject to any liens, of at least One Million and 00/100 ($1,000,000.00).

8.   Default.  The Lender may declare Guarantor in default under this Guaranty if a Guarantor fails to perform any of its obligations under this Guaranty or under any other guaranty given to the Lender in connection with the Loan, or becomes the subject of any bankruptcy, insolvency, assignment for the benefit of creditors, arrangement, reorganization, or other debtor relief proceeding under any federal or state law, whether now existing or hereafter enacted and such proceeding is not dismissed within ninety (90) days of its filing.

9.   Delay; Cumulative Remedies.  No delay or failure by the Lender to exercise any right or remedy against the Borrower or any Guarantor will be construed as a waiver of that right or remedy.  All remedies of the Lender against the Borrower and Guarantor are cumulative.

10. Expenses of Collection.  Guarantor shall pay to the Lender on demand any and all reasonable expenses paid or incurred by the Lender, including reasonable attorneys’ fees and disbursements, in connection with the collection or enforcement of the Obligations or this Guaranty.  Until paid to the Lender, such sums will bear interest at the rate set forth in the Note.

11. Entire Agreement.  The whole of this Guaranty is set forth herein, and there is no verbal or other written agreement, and no understanding or custom affecting the terms hereof.  This Guaranty can be modified only by a written instrument signed by the parties to be charged.

12. Interpretation and Binding Effect.  If any provision of this Guaranty shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.  This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.  Guarantor submits  to the jurisdiction of the courts of the Commonwealth of Massachusetts, state and federal, without regard to conflict of laws principles for all purposes with respect to this Guaranty and the Guarantor’s relationship with the Lender.

13. Termination.   Notwithstanding anything appearing to the contrary in this Guaranty, this Guaranty shall terminate upon full satisfaction of the Loan.

14. Waiver of Trial by Jury.   GUARANTOR AND LENDER (BY ACCEPTANCE OF THIS GUARANTY) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR THE ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS GUARANTY AND MAKE THE LOAN.

End of text.  Signatures follow.

NEW ENGLAND REALTY ASSOCIATES LIMITED

PARTNERSHIP, a Massachusetts limited partnership

By:	NewReal, Inc., a Massachusetts corporation,
its General Partner
By:
Ronald Brown, President

COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.

On this ________ day of March, 2018, before me, the undersigned notary public, personally appeared Ronald Brown proved to me through satisfactory evidence of identification, personally known to me to be the person whose name is signed on the preceding or attached document and acknowledged to me that he signed it voluntarily for its stated purpose as President of NewReal, Inc, which is the General Partner of NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP.

NOTARY PUBLIC
My Commission Expires: